AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH __, 1999
                                                      Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8
                             Registration Statement
                                      under
                           The Securities Act of 1933

                                   QUIPP, INC.
             (Exact name of registrant as specified in its charter)

            FLORIDA                                     59-2306191
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


4800 N.W. 157th Street
MIAMI, FLORIDA                                          33014-6434
(Address of Principal Executive Offices)                (Zip Code)


                    QUIPP, INC. 1996 EQUITY COMPENSATION PLAN
                            (Full title of the plan)

                                 Anthony P. Peri
                      President and Chief Executive Officer
                                   Quipp, Inc.
                             4800 N.W. 157th Street
                           MIAMI, FLORIDA 33014-6434
                     (Name and address of agent for service)

                                 (305) 623-8700
          (Telephone number, including area code, of agent for service)

                                   Copies to:

                              Alan Singer, Esquire
                           Morgan, Lewis & Bockius LLP
                              2000 One Logan Square
                      Philadelphia, Pennsylvania 19103-6993
                                 (215) 963-5000

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================

                                                      Proposed
                                                      maximum
                                   Amount             offering            Proposed maximum
Title of securities to be          to be              price per           aggregate offering        Amount of
registered                         registered         share (1)           price                     registration fee
-------------------------          ----------         ---------           ------------------        ----------------
Common Stock, $.01                    200,000             $20.75               $4,150,000                 $1,154
  par value
--------------------------------------------------------------------------------------------------------------------

(1) Calculated pursuant to Rule 457(h) under the Securities Act of 1933, based upon the average of the high and low prices of the Company's Common Stock, as reported on the Nasdaq National Market, of $20.75 per share on March 19, 1999.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Quipp, Inc. (the "Registrant") with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 are incorporated in this registration statement by reference:

     1. The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

     2. The Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1998.

     3. The Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1998.

     4. The Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 1998.

     5. The Registrant's Current Report on Form 8-K, dated March 8, 1999.

     6. The description of the Registrant's shares of Common Stock, $.01 par value (the "Common Stock"), contained in the Registration Statement on Form 8-A, filed by the Company with the Securities and Exchange Commission on August 6, 1986 to register such securities under the Securities Exchange Act of 1934.

     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

          EXPERTS

     The consolidated financial statements of the Registrant as of December 31, 1997 and for each of the years in the three-year period ended December 31, 1997, included in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, have been incorporated by reference in the registration statement in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG LLP audits and reports on financial statements of the Registrant issued at future dates, and consents to the use of their report thereon, such financial statements also will be incorporated by reference in the registration statement in reliance upon their report and said authority.

Item 4.    DESCRIPTION OF SECURITIES.

           Not applicable.

Item 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

           Not applicable.

Item 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 607.0850 of the Florida Business Corporation Act empowers a corporation, subject to certain limitations, to indemnify any person who was or is a party to any proceeding by reason of the fact that he or she was or is a director, officer, employee or agent of the corporation, against liability and expenses actually and reasonably incurred by him or her in connection with such proceeding, including any appeal thereof, if such party acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe his or her conduct to have been unlawful.

     Article VII of the Registrant's Bylaws provides for indemnification to present and past directors and officers of the Registrant against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred as a result of such person's being a party to, or threatened to be made a party to (which shall include the giving of testimony or similar involvement), any threatened, pending or completed action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another enterprise, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any action or criminal proceedings, had no reasonable cause to believe his or her conduct was unlawful. Notwithstanding the foregoing, such indemnification will not be available in an action by or in right of the Registrant to procure a judgment in its favor if such person has been adjudged to be liable to the Registrant unless and only to the extent that the court in which such proceeding was brought or any other court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Article VII further permits the Registrant to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee or agent of another enterprise against liability asserted against him or her and incurred by him or her in such capacity or arising out of his or her status as such, whether or not the Registrant would have the power to indemnify such person against such liability under the provisions of Article VII.

     Article VII further provides that the indemnification rights provided under that Article shall be in addition to the indemnification right provided pursuant to the Florida Business Corporation Act, and shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled.

         The Registrant has purchased a Directors and Officers indemnity insurance policy.

Item 7.    EXEMPTION FROM REGISTRATION CLAIMED.

           Not applicable.

Item 8.    EXHIBITS.

         The following Exhibits are filed as part of this Registration
Statement:

         4 Quipp, Inc. 1996 Equity Compensation Plan, as amended - Incorporated by reference to Exhibit 10 to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1998

         5         Opinion of Morgan, Lewis & Bockius LLP

         23.1      Consent of KPMG LLP

         23.2      Consent of Morgan, Lewis & Bockius LLP (contained in
                   Exhibit 5)

         25 Power of Attorney (contained on signature page of this Registration Statement)

Item 9.    UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(l)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                           SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Miami, Florida on March 23,1999.

                                        Quipp, Inc.


                                        By: /S/ANTHONY P. PERI
                                            ------------------------------
                                            Anthony P. Peri
                                            President and Chief Executive
                                                 Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Anthony P. Peri and Jeffrey S. Barocas, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                                       Title                      Date

/S/ANTHONY P. PERI                 Director, Chief Executive          March 23, 1999
--------------------------------   Officer
Anthony P. Peri

/S/RALPH M. BRANCA                 Director                           March 23, 1999
--------------------------------
Ralph M. Branca


/S/RICHARD H. CAMPBELL             Director                           March 23, 1999
--------------------------------
Richard H. Campbell


/S/JACK D. FINLEY                  Director                           March 23, 1999
--------------------------------
Jack D. Finley


/S/CRISTINA H. KEPNER
--------------------------------
Cristina H. Kepner                 Director                           March 23, 1999

                                      II-5


/S/LOUIS D. KIPP
--------------------------------
Louis D. Kipp                      Director                           March 23, 1999


/S/WILLIAM L. ROSE                 Director                           March 23, 1999
--------------------------------
William L. Rose


/S/JEFFREY S. BAROCAS              Chief Financial Officer            March 23, 1999
--------------------------------   (Principal Financial and
Jeffrey S. Barocas                 Accounting Officer)

                                   QUIPP, INC.

                       REGISTRATION STATEMENT ON FORM S-8


             EXHIBIT NO.                 EXHIBIT INDEX
             -----------                 -------------
                  4 Quipp, Inc. 1996 Equity Compensation Plan, as amended - Incorporated by reference to
                               Exhibit 10 to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 1998

                  5            Opinion of Morgan, Lewis & Bockius LLP

                  23.1         Consent of KPMG LLP

                  23.2 Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5)

                  25 Power of Attorney (contained on signature page of this Registration Statement)